UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2010

JETBLACK CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51989	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 219, 10654 - 82 Avenue, Edmonton, Alberta, Canada	T6E 2A7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 780.710.9840

TORTUGA MEXICAN IMPORTS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 15, 2010, we effected a one (1) old for 6 new forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 225,000,000 to 1,350,000,000 shares of common stock and the issued and outstanding increased from 25,435,450 shares of common stock to 152,612,700 shares of common stock, all with a par value of $0.001.

Also effective March 15, 2010, we have changed our name from “ESL Teachers Inc.” to “Liberty Coal Energy Corp.”, by way of a merger with our wholly owned subsidiary Liberty Coal Energy Corp., which was formed solely for the change of name.

Item 7.01       Regulation FD Disclosure

The name change and forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on April 5, 2010 under the new stock symbol “JTBK”. Our new CUSIP number is 47714A 105.

Item 9.01        Financial Statements and Exhibits

3.01	Articles of Merger

3.02	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLACK CORP.

/s/ Vanessa Avila
Vanessa Avila
President

Date: March 31, 2010